Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

Linster (“Lin”) W. Fox

This Third Amendment (the “Amendment”) is made and entered into as of this 25th day of January, 2013, and is an amendment to that certain Employment Agreement (the “Employment Agreement”), dated as of August 1, 2009, between SHFL entertainment, Inc., formerly known as Shuffle Master, Inc., a Minnesota corporation (the “Company”), and Linster (“Lin) W. Fox, resident of Nevada (“Employee”) and amended by that certain First Amendment on May 3, 2010 and that certain Second Amendment on October 31, 2012 pursuant to which the Initial Term was extended to January 31, 2013 (collectively, the “Employment Agreement”).   All capitalized terms used in this Amendment and not otherwise defined herein shall have the same meaning as in the Employment Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

1.     The Initial Term as specified in Section I of the Agreement is hereby amended to extend the Initial Term for an additional three (3) years. The Initial Term shall end on January 31, 2016.

2.     Effective as of January 12, 2013, the Annual Base Salary set out in Section II (a) of the Agreement shall be increased to $369,400 per year.

3.     If Employee is employed through October 31, 2013, Employee shall also be eligible to receive an executive bonus in accordance with the terms and conditions of the executive bonus program, if any, authorized by the Board for other senior management executives of the Company for fiscal year 2013, which, for fiscal year 2013, shall have a target bonus of no less than 60% of Employee's Annual Base Salary. For any subsequent year after fiscal year 2013, Employee will be eligible to participate in an executive bonus program and/or in an individual performance bonus program, if any, as authorized by the Board for said period.

4.     Except as expressly amended hereby, the Employment Agreement, as amended hereby, is hereby confirmed and ratified by the parties as being and remaining in full force and effect, according to its terms and conditions, and without any further amendments or modifications.

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EMPLOYER:		EMPLOYEE:

SHFL entertainment, Inc.

By:	/s/ MICHAEL GAVIN ISAACS	/s/ LINSTER W. FOX
	Michael Gavin Isaacs	Linster (“Lin”) W. Fox

Its:	CEO

APPROVED:

Compensation Committee

By:	/s/ DANIEL M. WADE
Daniel M. Wade
Its:	Chairman